UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 29, 2003 (September 25, 2003)
Date of Report (Date of Earliest Event Reported)

Gevity HR, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-22701	65-0735612

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205

(Address of Principal Executive Offices and Zip Code)

(941) 741-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EX-99.1 PRESS RELEASE DATED SEPTEMBER 25, 2003
EX-99.2 EMPLOYMENT OFFER LETTER DATED SEPTEMBER 24
EX-99.3 NON-SOLICITATION AGREEMENT
EX-99.4 PRESS RELEASE DATED SEPTEMBER 29, 2003

Item 5. Other Events

     On September 25, 2003, Gevity HR, Inc. (the “Company”) announced the appointment of Sal Uglietta to the position of Senior Vice President of Benefits and Risk Management, a new position at the Company, effective October 6, 2003.

     A copy of the press release disclosing the appointment of Mr. Uglietta is filed as Exhibit 99.1 to this Current Report. Copies of Mr. Uglietta’s Offer Letter and Non-Solicitation, Non-Compete and Confidentiality Agreement are also filed as Exhibits 99.2 and 99.3, respectively, to this Current Report. In addition, Mr. Uglietta will execute a Change in Control Severance Agreement and an Indemnification Agreement, each in a form customarily used by the Company for other senior executives of the Company.

     On September 29, 3003, the Board of Directors of the Company declared a quarterly dividend of $.05 per share, payable October 31, 2003, to shareholders of record as of October 15, 2003. A press release was issued on September 29, 2003, disclosing the declaration of the dividend and is attached hereto as Exhibit 99.4.

Item 7. Exhibits

(c) Exhibits.

No.	Description

99.1	Press Release Announcing the Appointment of Sal Uglietta to the Position of Senior Vice President of Benefits and Risk Management, dated September 25, 2003.

99.2	Employment Offer Letter from Gevity HR, Inc. to Sal Uglietta, dated September 24, 2003.

99.3	Non-Solicitation, Non-Compete and Confidentiality Agreement between Gevity HR, Inc., the wholly-owned subsidiaries named therein and Sal Uglietta, dated September 24, 2003.

99.4	Press Release Announcing the Declaration of a Dividend, dated September 29, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2003

GEVITY HR, INC.

By: Name: Title:	/s/ Gregory M. Nichols Gregory M. Nichols Senior Vice President and General Counsel

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